SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 13, 2024
SALARIUS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36812	46-5087339
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2450 Holcombe Blvd. Suite X Houston, TX		77021
(Address of principal executive offices)		(Zip Code)
(832) 834-9144
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	SLRX	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 8.01. Other Events.

On August 9, 2024, Salarius Pharmaceuticals, Inc. (the “Company”) reported in its Quarterly Report on Form 10-Q for the three months ended June 30, 2024 (the “Form 10-Q”) that it had $2,375,353 in stockholders’ equity as of June 30, 2024. To maintain the Company’s listing on The Nasdaq Capital Market (“Nasdaq”), the Company is required to maintain, among other things, a minimum stockholders’ equity of at least $2.5 million pursuant to Nasdaq Listing Rule 5550(b)(1) (the “Stockholders’ Equity Requirement”).

As disclosed in the Form 10-Q, subsequent to June 30, 2024, the Company sold 564,730 shares of its common stock for gross proceeds of approximately $1.5 million pursuant to that certain At the Market Offering Agreement, dated as of February 5, 2021, with Ladenburg Thalmann & Co. Inc. (the “Financing Transaction”).

As of the date of this Current Report on Form 8-K, the Company believes it complies with the Stockholders’ Equity Requirement after giving effect to the Financing Transaction.

Notwithstanding the foregoing, Nasdaq will continue to monitor the Company’s ongoing compliance with the Stockholders’ Equity Requirement and, if at the time of the Company’s next Quarterly Report on Form 10-Q the Company does not evidence compliance, the Company’s common stock may be subject to delisting.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALARIUS PHARMACEUTICALS, INC.

Date: August 15, 2024	By:	/s/ Mark J. Rosenblum
Mark J. Rosenblum Chief Financial Officer